UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest): March 15, 2021

Commission File Number: 000-53170

GLOBAL WARMING SOLUTIONS, INC.
(Exact name of registrant as specified in charter)

Oklahoma	73-1561189
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

28751 Rancho California, Suite 100 Temecula, CA	92590
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (613) 636-1222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 15, 2021, Mr. Charles Mathews was appointed Chief Financial Officer of Global Warming Solutions, Inc. (the “Company”). Also effective March 15, 2021, Mr. Vladimir Vasilenko resigned from his position as Chief Financial Officer of the Company.

Mr. Mathews has over 30 years of executive financial management with both public and private companies. Since 2000, Mr. Mathews has been a sole practitioner as Charles B. Mathews, CPA, an accounting and business consulting firm in Phoenix, Arizona. Mr. Mathews was the CFO of Mobivity Holdings Corp. from March 26, 2018 to August 30, 2019. From July 2016 to April 2018, Mr. Mathews served as the Chief Financial Officer of Enssolutions Group Inc. (TSXV: ENV.H), a Toronto exchange traded company providing manufacturing and distribution of environmentally responsible dust control emulsion products. From April 2015 to April 2016, Mr. Mathews served as Chief Financial Officer for mCig, Inc. and Vitacig, Inc., publicly traded companies in the ecig and cannabis related sector. Mr. Mathews, a Certified Public Accountant, earned his B.A. in Business Administration from Alaska Pacific University and an M.B.A. from Arizona State University.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL WARMING SOLUTIONS, INC.

Date: March 15, 2021	By:	/s/ Vladimir Vasilenko
Vladimir Vasilenko
Chief Executive Officer

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